UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 18, 2006 (January 17, 2006)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

Chesapeake Energy Corporation issued a press release on January 17, 2006 announcing completed and pending acquisitions of oil and natural gas properties from private sellers for $796 million and an agreement to acquire 13 drilling rigs for $150 million. The text of that press release is attached to this Report as Exhibit 99.1.

We have also updated our Outlook, attached to the press release as Schedule “A”, as of January 17, 2006 to reflect recent changes in our hedging positions, updated expectations of future NYMEX oil and gas prices to illustrate hedging effects, updated costs reflecting current market conditions, effects of the financing completed in December 2005 as well as conversion of preferred stock to common stock since December 6, 2005. In conjunction with the filing of this Current Report on Form 8-K, we have also updated the Outlook on our website at www.chkenergy.com.

Section 9 – Financial Statements and Exhibits
Item 9.01 Final Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Document Description

99.1	Chesapeake Energy Corporation Press Release of January 17, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION
By:	/s/ Aubrey K. McClendon
Aubrey K. McClendon Chairman of the Board and Chief Executive Officer

Date:	January 18, 2006

EXHIBIT INDEX
Exhibit No.	Document Description

99.1	Chesapeake Energy Corporation Press Release of January 17, 2006

4